Exhibit 99.1

FIRST INDEPENDENT CAPITAL OF NEVADA
REVOCABLE PROXY
SPECIAL MEETING OF SHAREHOLDERS
          , 2007
, LOCAL TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of First Independent Capital of Nevada hereby appoints Grant Markham, Jim DeVolld and Lisa Milke, and each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of shareholders to be held at     , local time, on          , 2007, at 5335 Kietzke Lane, Reno, Nevada 89511, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

This proxy, when properly executed, will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE AND ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 19, 2006, BY AND AMONG WESTERN ALLIANCE BANCORPORATION AND FIRST INDEPENDENT CAPITAL OF NEVADA, PURSUANT TO WHICH FIRST INDEPENDENT CAPITAL OF NEVADA WILL BE MERGED WITH AND INTO WESTERN ALLIANCE BANCORPORATION WITH WESTERN ALLIANCE BANCORPORATION SURVIVING THE MERGER; AND (2) IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE FIRST INDEPENDENT CAPITAL OF NEVADA BOARD OF DIRECTORS ON SUCH OTHER MATTERS AS MAY COME PROPERLY BEFORE THE MEETING. The undersigned may revoke this proxy at any time before it is voted by (i) delivering to the Secretary of First Independent Capital of Nevada a written notice of revocation before the special meeting, (ii) delivering to First Independent Capital of Nevada a duly executed proxy bearing a later date before the special meeting, or (iii) by attending the special meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of a Notice of a Special Meeting of First Independent Capital of Nevada and the proxy statement/prospectus dated          , 2007.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.

Proposal 1:

To approve and adopt the agreement and plan of merger, dated as of December 19, 2006, by and among Western Alliance Bancorporation and First Independent Capital of Nevada, pursuant to which First Independent Capital of Nevada will merge with and into Western Alliance Bancorporation with Western Alliance Bancorporation surviving the merger, as described in the proxy statement/prospectus.

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

Proposal 2:

The proxies are authorized to vote upon such other business as may properly come before the special meeting, or any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the merger agreement and the merger or otherwise.

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

(CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

Date: _ _

Signature(s) of Shareholder(s) or Authorized Representative(s)

Please date and sign exactly as your name appears on this proxy card. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If signer is a partnership, please sign in the partnership name by an authorized person. When stock has been issued in the name of two or more persons, all persons should sign.

PLEASE COMPLETE, DATE AND SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

PLEASE DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD. YOU WILL RECEIVE UNDER SEPARATE COVER AN ELECTION FORM WITH INSTRUCTIONS FOR DELIVERY OF YOUR STOCK CERTIFICATES TO THE EXCHANGE AGENT.